Exhibit 99.1

NUBURU to Receive Cash Infusion of Approximately $8 Million from Existing Investors through Private Placement

Investors are subject to a one-year lock up.

CENTENNIAL, Colo.—June 12, 2023—NUBURU, Inc. (“NUBURU” or the “Company”) (NYSE American: BURU), a leading innovator in high-power and high-brightness industrial blue laser technology today announced that it has entered into definitive agreements primarily with certain existing investors (the “Investors”) to receive a cash infusion of $7.925 million, prior to deducting transaction and issuance costs, through an offering of (i) convertible promissory notes (“Convertible Notes”) and (ii) warrants (“Warrants”) to purchase shares of the Company’s common stock, each pursuant to a Note and Warrant Purchase Agreement entered into by and between the Company and the Investors on June 12, 2023 (the “Purchase Agreement”). The shares underlying the Convertible Notes and the Warrants are subject to a one-year lock up and are expected to be registered for resale on a registration statement on Form S-3 after February 6, 2024.

“With this cash infusion the Company will be in a better position to continue to execute its commercialization efforts with respect to its current products and its development efforts with respect to its product pipeline,” said Dr. Mark Zediker, CEO and Co-Founder of the Company. Brian Knaley, Chief Financial Officer of the Company, added, “The transaction provides important growth capital and bolsters the Company’s balance sheet. We intend to deploy this capital in a careful and efficient matter with the aim of accruing long-term benefits for our stockholders.”

The Company will issue the Convertible Notes and Warrants in an initial closing in the amount of $2.0 million on June 13, 2023, and in a subsequent closing in the amount of $5.925 million expected to take place on June 23, 2023. Upon conversion of the Convertible Notes, the Company would issue up to 11.5 million shares of common stock, and upon exercise of the Warrants, which would generate additional proceeds for the Company of up to $11.9 million, the Company would issue up to 11.5 million shares of common stock (subject to customary adjustments). The Company may issue additional shares of common stock if it elects to pay interest in kind on the Convertible Notes.

The Convertible Notes bear interest at the rate of seven percent per year, mature on June 23, 2026 (unless redeemed, repurchased or converted prior to such date), have a conversion price equal to $0.688, representing a premium of $0.01 over the closing price of the prior trading day, and are senior, unsecured obligations of the Company. The Warrants have an exercise price equal to $1.03, representing a premium of 50% over the conversion price, and expire on June 23, 2028.

According to the NYSE American LLC Company Guide, consummating the transactions pursuant to the Purchase Agreement would ordinarily require the approval of the Company’s stockholders. However, the Company has sought and received from NYSE American LLC an exception from obtaining such stockholder approval pursuant to Section 710(b) of the Company Guide. A special committee of the Company’s Board of Directors, comprised solely of independent, disinterested directors, has expressly approved the Company’s reliance on this exception, and the transaction was also unanimously approved by the Company’s Board of Directors.

Northland Capital Markets acted as financial advisor to the Company.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy Convertible Notes or Warrants, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About NUBURU

Founded in 2015, NUBURU, INC. (NYSE American: BURU) is a developer and manufacturer of industrial blue lasers that leverage fundamental physics and their high-brightness, high-power design to produce faster, higher quality welds and parts than current lasers can provide in laser welding and additive manufacturing of copper, gold, aluminum and other industrially important metals. NUBURU’s industrial blue lasers produce minimal to defect-free welds that are up to eight times faster than the traditional approaches — all with the flexibility inherent to laser processing. For more information, please visit www.nuburu.net.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the anticipated use of proceeds from the private placement and relating to the conversion of the Convertible Notes and the exercise of the Warrants. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “seek,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by NUBURU and its management, are inherently uncertain and many factors may cause the company’s actual results to differ materially from current expectations which include, but are not limited to: (1) the ability to continue to meet the security exchange’s listing standards; (2) failure to achieve expectations regarding its product development and pipeline; (3) the inability to access sufficient capital to operate as anticipated, whether from Lincoln Park Capital Fund, LLC or other sources; (4) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that NUBURU may be adversely affected by other economic, business and/or competitive factors; (7) volatility in the financial system and markets caused by geopolitical and economic factors; (8) failing to realize benefits from partnerships; (9) the inability to deploy the capital raised efficiently; and (10) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in NUBURU’s most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. NUBURU does not give any assurance that it will achieve its expected results. NUBURU assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

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